Dollar Financial Group/First Bank of Delaware


                  Dollar Financial Group/First Bank of Delaware

                        MARKETING AND SERVICING AGREEMENT


     This Marketing and Servicing Agreement (this "Agreement") is made and entered into as of the 18th day of October, 2002, between FIRST BANK OF DELAWARE, a Delaware state bank ("BANK"), and DOLLAR FINANCIAL GROUP, INC., a New York corporation ("DOLLAR").
     WHEREAS, BANK is a Delaware state bank insured by the Federal Deposit Insurance Corporation (the "FDIC"), and as such, is authorized to extend credit to borrowers, subject to the federal and Delaware financial institution and credit regulations in effect and as applicable;
     WHEREAS, DOLLAR, in performing duties under this Agreement, is a corporation validly existing under the laws of the State of New York, duly authorized to do business in the Commonwealth of Pennsylvania; and DOLLAR's subsidiaries, in performing duties under this Agreement, are corporations validly existing under the laws of their respective jurisdictions of incorporation and, to the extent required, are duly authorized to do business as a foreign corporation in each other jurisdiction in which they respectively conduct business under this Agreement;
     WHEREAS, in accordance with its established lending criteria as may be amended by BANK from time to time as hereinafter provided, BANK desires to make single-payment, short-term loans in amounts not to exceed $500 ("Loans") to consumers ("Borrowers"), which Loans shall be evidenced by delivery of the Borrowers' personal checks [* * *] to DOLLAR to hold in trust and as bailee for BANK; and
     WHEREAS, DOLLAR, in performing duties under this Agreement desires to market and service the Loans on BANK's behalf and to cause DOLLAR's subsidiaries to do so;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, and other valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, BANK and DOLLAR (together, the "Parties") agree as follows:

     1.  BANK's Responsibilities and Rights.

     (a) BANK in its sole discretion shall determine all of the conditions, terms and features of the Loans, including, without limitation, loan amounts, fees and charges, interest rates, credit limits, credit standards and all other terms and conditions of the Loans, and shall be responsible for the form of all Loan Documents as that term is defined in Section 2(e)(iii). Copies of all such terms, conditions, features and forms have heretofore been delivered by BANK to DOLLAR and accepted by DOLLAR. BANK shall make Loans to all Applicants (as that term is defined in Section 2(a) below) who apply at or through the offices of DOLLAR for Loans and who, in the reasonable determination of BANK, meet such credit standards and other qualifications; provided that BANK shall not be required to make any Loan if it reasonably believes that the making of the Loan or its solicitation will violate or has violated any applicable federal or non-preempted state statutes, regulations, interpretations, orders, court decisions or other applicable rules (collectively, "Laws"). Neither DOLLAR, nor BANK, nor their respective employees shall state or suggest to Applicants that Loans are made or approved by DOLLAR or that DOLLAR (or any employee of DOLLAR) can improve an Applicant's prospect of obtaining a Loan. BANK shall maintain at its offices in Delaware computer terminals that connect to [ * * * ] from which BANK may reject any Loan or Loans at any time in accordance with BANK's reasonable application of BANK's credit standards as in effect from time to time.

     (b) The parties acknowledge that BANK may hereafter modify its Loan terms, conditions, features and forms in its sole discretion. Notwithstanding anything in this Agreement to the contrary, any modification of any Loan term, condition, features or form which has a material adverse economic effect on DOLLAR shall not become effective until[ * * *]. Modifications which are mandated by or required as a result of any change in applicable Laws or regulations (including any change in interpretation) or any lawful and reasonable actions or requests of duly authorized state and federal regulatory authorities which are required to be implemented[* * *], either in connection with the matters contemplated by this Agreement or in connection with similar loan programs conducted by other financial institutions, licensed lenders or financial service providers, shall not be subject to the provisions of the preceding sentence.

     (c) DOLLAR acknowledges that all rights of ownership in the Loans and Loan Documents (as defined in Section 2(e)(iii)), including, without limitation, any Customer Checks (as defined in Section 2(c)(iv)), proceeds thereof, payments on the Loans or other collateral or security for the Loans, are and remain the sole property of BANK. DOLLAR shall have no ownership or other rights to or interests in, whether legal or equitable, such Loans, Loan Documents, Customer Checks, proceeds thereof, payments on the Loans or other collateral or security for the Loans during the term of this Agreement. All such Loans, Loan Documents, Customer Checks, proceeds thereof, payments on the Loans or other collateral or security for the Loans shall not be considered property of DOLLAR's estate if a bankruptcy petition is filed by or against DOLLAR.

     (d) In its sole discretion, BANK may sell, transfer, grant an interest in, or otherwise assign any Loan, or any portion of any Loan, to a third party or parties. Any sale, transfer or assignment by BANK of any such Loan shall comply with applicable Delaware and federal law.

     (e) BANK shall forward to DOLLAR via facsimile, with a copy by first-class mail, within five (5) business day of receipt any written notices it receives that bankruptcy proceedings have been initiated with respect to any Borrower.
     (f) BANK shall, within thirty (30) days of the last day of any calendar quarter, provide DOLLAR with BANK's quarterly financial statements and, on or before each April 15, shall provide DOLLAR with BANK's annual audited financial statements, each to be prepared in accordance with generally accepted accounting principles.

     2. DOLLAR's Responsibilities, Services and Compensation. (a) General Duties of DOLLAR; Standards of Performance. DOLLAR shall perform all services reasonably required to market and service the Loans made by BANK[* * *], including without limitation the establishment and/or maintenance of retail outlets in number (subject to the provisions of Section 2(l) below) and location determined by DOLLAR in its sole discretion, where Loan applicants ("Applicants") may submit Loan applications ("Applications") and receive disclosures required by applicable Laws and where Borrowers may execute and deliver Loan documentation and deliver checks or other payment on the Loans for deposit by DOLLAR on BANK's behalf to the BANK Deposit Account, as that term is defined in Section 2(d)(iv). In marketing the Loans and performing its services hereunder, DOLLAR shall at all times and in all material respects comply with applicable Laws. Before initiating any marketing efforts pursuant to this Agreement[* * *], DOLLAR shall reasonably cooperate with BANK in implementing the Loan program contemplated hereby in such manner as to minimize the potential for regulatory objections. Further, DOLLAR shall use all of the reasonable documentation provided by BANK and follow the reasonable and lawful practices, policies and procedures established by BANK and communicated in writing to DOLLAR from time to time with respect to the Loans, which BANK Policies shall, if so determined by BANK, incorporate without limitation [* * *] as communicated to DOLLAR by BANK (the "BANK Policies"). DOLLAR shall [* * *] act in conformity with the BANK Policies and the requirements of applicable Laws pertaining to their duties. DOLLAR will [* * *] and will not agree or promise to procure a Loan for any Applicant from Bank. DOLLAR may, without being relieved of any of its obligations hereunder, delegate any of its duties hereunder to a direct or indirect subsidiary of DOLLAR. Notwithstanding any such delegation, Dollar shall remain liable for all performances required of DOLLAR under this Agreement, including without limitation any such performances which have been delegated as permitted hereby; any breach by a permitted delegee shall be deemed a breach by DOLLAR hereunder. In addition, DOLLAR shall cause each direct and indirect subsidiary of DOLLAR to perform the duties and obligations of DOLLAR under this Agreement, including without limitation the [* * *] obligations of DOLLAR.

     (b)      Marketing of Loans.

     (i) BANK hereby authorizes DOLLAR during the term of this Agreement to market Loans to Borrowers in compliance with all applicable Laws and BANK Policies. BANK hereby grants to DOLLAR a non-exclusive license to reproduce the name, trade name, trademarks and logos of BANK (collectively, the "BANK Properties") during the term of this Agreement in connection with this Agreement on letters, print advertisements, the Internet, television and radio communications and other advertising and promotional materials (all such letters, advertising and promotional materials incorporating BANK Properties and all related designs, artwork, logos, slogans, copy and other similar materials shall be referred to collectively herein as the "Promotional Materials"); provided, however, DOLLAR shall submit all Promotional Materials to BANK for its written approval prior to any use thereof and BANK shall not unreasonably withhold such approval. If BANK fails to reject any proposed

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

     Promotional Materials within [* * *] business days of submission for approval, such Promotional Materials shall be deemed approved by BANK. All rights not expressly granted to DOLLAR herein are reserved by BANK. Regardless of whether they incorporate the BANK Properties, all advertising and promotional materials for the Loans (A) shall prominently identify BANK as maker of the Loans, (B) shall be accurate, (C) shall not be misleading, (D) shall comply with all applicable Laws, and (E) shall be submitted to BANK for prior approval in accordance with the foregoing provisions of this paragraph, which shall not be unreasonably withheld or delayed.

     (ii) In connection with DOLLAR's performance of its obligations under this Agreement, it is expressly agreed that (A) BANK shall not hold any ownership or leasehold interest in any DOLLAR store or any personal property located therein, except that BANK shall be the exclusive owner of all Customer Checks, Notes (as those terms are defined in Section 2(c) below), Loan Documents, and cash reflecting Loan repayments as may be located at such stores from time to time,
(B) no BANK employees shall work in any DOLLAR store (except for BANK auditors who may examine DOLLAR stores from time to time for compliance with BANK Policies), and (C) BANK shall exercise no authority or control over DOLLAR's employees or methods of operation. DOLLAR will not post signage at its retail locations showing BANK's name or logo; provided, however, that this provision shall not prohibit DOLLAR from providing documents or information to Applicants with the BANK's name or logo that have been approved by BANK or posting fees and other information as required at its locations to carry out its obligations under this Agreement. Neither DOLLAR nor any of its employees, officers, directors, representatives or agents will hold themselves out as an employee of BANK nor, except as otherwise authorized by BANK, as an agent of BANK.

     (iii) [* * *].

     (iv) In connection with the ongoing use of the[* * *], the BANK agrees that it shall have no more than (A) [* * *] or (B)[* * *].

     (c) Servicing of Loan Applications.

     (i) BANK also hereby authorizes DOLLAR to assist BANK in obtaining Loan applications by allowing DOLLAR employees to take Applications from Applicants, using an Application form approved by BANK. DOLLAR shall make Applications available to prospective Applicants and shall not discourage any prospective Applicant from submitting an Application and shall provide reasonable assistance to each prospective Applicant in completing an Application. Without limiting the generality of the foregoing, DOLLAR shall not discriminate against or discourage any Applicant in any aspect of the credit process on any "prohibited basis," as such term is defined in the federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B. DOLLAR shall forward all completed Applications to BANK (or its designated loan processing agent)[* * *].

     (ii) Based upon the information provided by Applicants to BANK in the Applications and such other credit-related information as obtained by DOLLAR at the direction of BANK, or by BANK directly, and pursuant to the credit granting standards adopted by BANK, BANK shall be solely responsible for determining whether to extend credit to Applicants. BANK shall, either itself or through[* * *], communicate to DOLLAR its credit decision on any Application, together with the reason for any negative credit decision, [* * *] and within a commercially reasonable time, in accordance with industry standards, following [* * *] receipt of each application. DOLLAR shall deliver an appropriately completed adverse action notice from BANK in compliance with Regulation B and applicable state law ("Adverse Action Notice") to any Applicant whose Application is rejected by BANK, which Adverse Action Notice shall also contain any adverse action information required by the Fair Credit Reporting Act ("FCRA") and any applicable state credit reporting law.

     (iii) Each of BANK's Loans hereunder shall be evidenced by a promissory note ("Note") containing disclosures required by the federal Truth-in-Lending Act and applicable state law (the "Disclosures"). The Note shall be issued for the amount shown as the "Total of Payments" on the Note (which shall be the sum of the amount shown as the "Amount Financed" plus the amount shown as the "Finance Charge," and which amount shown as the "Finance Charge" shall equal a fixed amount based solely on the amount shown as the "Amount Financed" and not the term of the Loan).

     (iv) DOLLAR shall (A) deliver a copy of the Note to the Borrower; (B) obtain from the Borrower the executed Note; (C) obtain from Borrower his or her signed personal check, dated the due date of the Note, made payable to BANK for the Total of Payments set forth in the Note (the "Customer Check"), and/or[* * *]; and (D) in accordance with Section 1(b) hereof, hold in trust and as bailee for BANK, separate and apart from DOLLAR's own assets, the Customer Check and Note and other Loan Documents.

     (d) Collection of Loans.

     (i) BANK hereby authorizes DOLLAR, and DOLLAR agrees, to service the Loans by, among other things, (1) using its commercially reasonable efforts to collect payments on the Loans at and after maturity thereof on behalf of BANK; (2) accurately recording and reporting the payments of funds from Borrowers; and (3) making prompt remittance to and settlement with BANK. In collecting payments owed under the Notes, DOLLAR shall [* * *] DOLLAR shall not, explicitly or implicitly, make any threats of criminal prosecution in connection with debt collection, or otherwise engage in any practices that violate any applicable Law [* * *]. DOLLAR and its subsidiaries are expressly authorized to collect defaulted Loans in accordance with BANK's procedure manual (as reasonably modified by BANK from time to time), a copy of which has been exhibited to DOLLAR.

     (ii) [* * *].

     (iii) DOLLAR shall use commercially reasonable efforts to service the Loans at all times in accordance with the terms of the Note and the Disclosures and the BANK Policies. BANK shall notify DOLLAR in writing at least ten (10) days prior to any change in the BANK Policies, unless such changes are required sooner by applicable Law.

     (iv) On each day DOLLAR operates its stores for regular business, DOLLAR shall deposit and transfer from its stores to a BANK account designated by BANK (the "BANK Deposit Account") (A) all cash and electronic remittances received from Borrowers representing repayment of Loans and (B) all Customer Checks held by DOLLAR with respect to Loans as to which repayment was not otherwise received on or before the due date (subject to such delay in deposit, as DOLLAR may reasonably accommodate in accordance with the written practices and policies of BANK to secure repayment in cash from the Borrower).

     (e) Reports; Access to Stores, Books and Records and Employees.

     (i) During the term of this Agreement, DOLLAR shall provide to BANK data submissions and reports reasonably required by BANK in order to maintain effective internal controls and to monitor results under this Agreement, including without limitation the performance of the Loans and DOLLAR's obligations hereunder. Such reports shall include [* * *].

     (ii) DOLLAR shall, within forty-five (45) days of the last day of any calendar quarter, provide BANK with DOLLAR's quarterly financial statements and, on or before each September 30, shall provide BANK with DOLLAR's annual audited financial statements, each to be prepared in accordance with generally accepted accounting principles. DOLLAR shall immediately notify BANK in writing of any default or event of default which occurs or exists (or, with the passage of time, will occur or exist) under any loan document between DOLLAR and any of its lenders while this Agreement is in effect or any Loans generated under this Agreement remain outstanding (unless charged off).

     (iii) [* * *].

     (iv) DOLLAR will comply, as reasonably determined by BANK, with [* * *].

     (f) Fees and Costs. In consideration of DOLLAR's performance of its obligations under this Agreement, BANK shall pay DOLLAR the marketing and servicing fees set forth in this Section 2(f) (the "Fees"). [* * *].

     (i) [* * *].

     (ii) The Fees owing to DOLLAR and the amounts owing to the BANK under the Agreement shall be calculated in accordance with BANK's requirements.

     (iii) [* * *].

     (iv) [* * *].


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

     (v) BANK shall deduct from the compensation  otherwise payable to DOLLAR [*
* *].

     (vi) BANK shall deduct from the compensation otherwise payable to DOLLAR [*
* *]

     (vii) [* * *].

     (g) [* * *].

     (h) Notice. Each party shall provide the other with written notice promptly (but not later than 5 business days) after becoming aware of any threatened or actual investigation, regulatory action, arbitration, lawsuit, fees or penalties pertaining to the Loans, this Agreement or any similar marketing and servicing agreements of third parties, the effect of which may materially impact the obligations or rights of the parties under this Agreement.

     (i) [* * *].

     (j) [* * *].

     (k) Maintain Required Licenses and Registrations. DOLLAR (or, if applicable, each of DOLLAR's affiliates who perform any of the obligations of DOLLAR under this Agreement) will obtain and/or maintain all licenses and registrations required by any Laws applicable to the activities of DOLLAR (or its affiliates) under this Agreement.

     (l) Maintain Minimum Store Operations. Prior to the commencement of marketing activities on behalf of BANK in any state, DOLLAR shall inform BANK of the number and locations of DOLLAR's retail establishments in such state. [* * *].

     (m) State Addendum. Prior to the commencement of marketing activities on behalf of BANK in any state, DOLLAR shall, in addition to complying with Section 2(i) hereof, obtain the prior express written consent of BANK to conduct marketing activities in such state, and such written consent shall be appended to this Agreement as an addendum. Under no circumstances shall DOLLAR advertise, sell or otherwise market Loans in any state unless such express written consent shall theretofore have been received by DOLLAR with respect to such state. Such consent may be withheld by BANK in its absolute, sole and unfettered discretion.

     3. Representations and Warranties.

     (a) BANK hereby represents and warrants to DOLLAR as of the date hereof that:
     (i) BANK is a duly organized Delaware state bank validly existing under the laws of the State of Delaware, and is authorized, as a matter of Delaware law, to conduct its business as described in this Agreement. The deposits of BANK are insured by the FDIC up to applicable limits. BANK has the corporate power and authority and all requisite licenses, permits and authorizations under Delaware and federal law to execute and deliver this Agreement and perform its obligations contemplated hereunder.

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

     (ii) BANK is authorized under Delaware and federal law to make Loans which comply with Delaware law regarding such Loans to Borrowers residing outside of Delaware and is not prohibited by Delaware or federal law to contract with a third party to provide the services which DOLLAR will provide under this Agreement.

     (iii) BANK is authorized under Delaware and federal law to contract with a third party to provide loan processing services not covered by this Agreement, and transmission by and between DOLLAR and such third party of information required for and provided solely for the purpose of processing the Loans does not violate Delaware or federal law.

     (iv) This Agreement has been duly authorized by BANK's Board of Directors, executed and delivered by BANK and constitutes its legal, valid and binding agreement, enforceable against BANK in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and the rights and obligations of receivers and conservators under 12 U.S.C. ss.ss.1821 (d) and (e), and any other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (v) The execution, delivery and performance of this Agreement by BANK does not violate or conflict with (A) any provision of the articles of incorporation or other governance documents of BANK; or (B) any Delaware or federal law, or any order, arbitration award, judgment or decree to which BANK is a party or by which BANK or any of its assets may be bound.

     (vi) There are no claims, actions, suits, orders or investigations, either at law or in equity, or any proceedings by or before any court or governmental authority or arbitrator pending, or to the knowledge of BANK threatened, against BANK or any of its affiliates that (i) if asserted and decided adversely to BANK or any affiliate, could materially and adversely affect BANK or its affiliate or the program contemplated by this Agreement, or (ii) questions the validity of this Agreement, the program contemplated herein or the Loans, or (iii) seeks to delay, prohibit or restrict the activities of DOLLAR or BANK contemplated by this Agreement.

     (vii) BANK has delivered to DOLLAR true and correct copies of BANK's audited financial statements as of and for the year ended December 31, 2001. Such financial statements and notes fairly present the financial condition and the results of operations, stockholders' equity, and cash flow of BANK as at December 31, 2001 and for the year then ended, all in accordance with generally accepted accounting principles consistently applied. BANK has also delivered to DOLLAR true and correct copies of BANK's unaudited financial statements as of and for the six month period ended June 30, 2002. Such financial statements fairly present the financial condition and the results of operations, stockholders' equity, and cash flow of BANK as at June 30, 2002 and for the six month period then ended, all in accordance with generally accepted accounting principles consistently applied.

     (b) DOLLAR hereby represents and warrants to BANK, as of the date hereof that:

     (i) DOLLAR is duly organized and validly existing under the laws of the State of New York, and DOLLAR and/or its affiliates performing duties under this Agreement are duly qualified to do business as contemplated under this Agreement and has all requisite licenses, permits and authorizations under applicable state and federal law to execute and deliver this Agreement and perform its obligations contemplated hereunder. DOLLAR will from time to time notify BANK of the names and respective jurisdictions of incorporation of its subsidiaries to which DOLLAR will delegate its performances in any part hereunder.

     (ii) DOLLAR has the corporate power and authority, and DOLLAR and/or its affiliates performing duties under this Agreement, have all requisite licenses, permits and authorizations, to execute and deliver its Agreement and to perform hereunder. This Agreement has been duly authorized by DOLLAR's Board of Directors, executed and delivered by DOLLAR and constitutes its legal, valid and binding agreement, enforceable against DOLLAR in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and remedies generally and by general principles of equity(regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iii) The execution, delivery and performance of this Agreement by DOLLAR does not violate or conflict with (A) any provision of the governance documents of DOLLAR; or (B) any applicable state or federal law, or any order, arbitration award, judgment or decree to which DOLLAR is a party or by which DOLLAR or any of its assets may be bound.

     (iv) There are no claims, actions, suits, orders or investigations, either at law or in equity, or any proceedings by or before any court or governmental authority or arbitrator pending, or to the knowledge of DOLLAR threatened, against DOLLAR or any of its affiliates that (i) if asserted and decided adversely to DOLLAR or any affiliate, could materially and adversely affect DOLLAR or its affiliates or the program contemplated by this Agreement, or (ii) questions the validity of this Agreement, the program contemplated herein or the Loans, or (iii) seeks to delay, prohibit or restrict the activities of DOLLAR or BANK contemplated by this Agreement.

     (v) DOLLAR has delivered to BANK true and correct copies of DOLLAR's audited financial statements as of and for the year ended June 30, 2002. Such financial statements and notes fairly present the financial condition and the results of operations, stockholders' equity, and cash flow of DOLLAR as at June 30, 2002 and for the year then ended, all in accordance with generally accepted accounting principles consistently applied.

     4. Indemnification.

     (a) DOLLAR hereby indemnifies and agrees to hold harmless BANK and its parent, subsidiaries and affiliates, and each of their officers, directors, employees, representatives, agents and attorneys (the "BANK Indemnified Parties") from and against any and all claims, losses, liabilities, damages (including, without limitation, consequential, special, incidental and punitive damages), penalties, demands, suits, arbitrations, actions, judgments, settlements, costs and expenses, including without limitation, those costs and expenses relating to any investigation or any defense or prosecution of any proceedings and reasonable fees and expenses of attorneys, accountants, experts, investigators and other consultants incurred in connection therewith (collectively, "Losses") suffered or incurred by BANK Indemnified Parties as a result of, or in connection with:

     (b) [* * *].

     (c) BANK hereby indemnifies and agrees to hold harmless DOLLAR and its parent, subsidiaries and affiliates, and each of their officers, directors, employees, representatives, agents and attorneys (the "DOLLAR Indemnified
Parties") from and against any and all Losses suffered or incurred by such DOLLAR Indemnified Parties as a result of, or in connection with, those matters specified [* * *].

     (d) The BANK Indemnified Parties and the DOLLAR Indemnified Parties are sometimes referred to herein as the "Indemnified Parties," and DOLLAR or BANK, as indemnitor hereunder, are sometimes referred to herein as the "Indemnifying Party."
     (e) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an "Indemnifiable Claim") specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to support and verify the claim asserted.

     (f) The Indemnifying Party shall have thirty (30) days after receipt of any notification of an Indemnifiable Claim (a "Claim Notice") to undertake, conduct and control, through counsel of its own choosing, and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable; provided that the Indemnifying Party shall hold the Indemnified Party harmless from all of its reasonable out-of-pocket expenses, including reasonable attorneys' fees incurred in connection with the Indemnified Party's cooperation. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate, at the Indemnified Party's expense, in such settlement or defense through counsel chosen by the Indemnified Party and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld. Notwithstanding the election of the Indemnifying Party to assume the defense of any such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if, in the reasonable judgment of the Indemnified Party, the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest.

     (g) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if the Indemnifying Party fails to contest vigorously any such Indemnifiable Claim, the Indemnified Party shall have the right, upon notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this Section 4(g) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 4. The Indemnifying Party shall pay to the Indemnified Party all Losses which the Indemnified Party has incurred within 30 days of receipt of written demand therefor, including, without limitation, reasonable attorneys fees of the Indemnified Party incurred in connection with defense of any third party claim.
(h)      [* * *]. (i) [* * *].

     5. Term and Termination.

     (a) The term of this Agreement shall commence as of the date of this Agreement, and shall continue for a period of [* * *]. This Agreement will automatically renew for subsequent [* * *]periods unless BANK or DOLLAR provides written notice to the other at least [* * *] prior to the end of the term that such Party elects to terminate the Agreement.

     (b) This Agreement also may be terminated upon the occurrence of one or more of the following events, within the time periods set forth below:

     (i) Upon the occurrence and during the continuation of an Event of Default (as defined below in this Section 5(b)(i)) by either Party, the non-defaulting Party may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination and an opportunity for the defaulting Party to cure the Event of Default during such notice period (the "Cure Period"). It shall constitute an Event of Default by BANK hereunder if BANK shall be in material breach of any representation or warranty or covenant. It shall constitute an Event of Default by DOLLAR hereunder if (a) DOLLAR shall be in material breach of any representation or warranty or covenant hereunder or [* * *]. Any non-defaulting party, by giving written notice to the other party, may suspend its obligations under this Agreement during any Cure Period until such time as the default is cured.

     (ii) Upon the occurrence of an Insolvency Event (as defined below in this Section 5(b)(ii)) by either Party, this Agreement shall automatically and immediately terminate. It shall constitute an Insolvency Event by BANK hereunder if BANK shall file for protection under any state or federal liquidation provision, or BANK is placed into conservatorship or receivership with the FDIC or any other duly appointed person or entity. It shall constitute an Insolvency Event by DOLLAR hereunder if DOLLAR shall file for protection under any chapter of the federal Bankruptcy Code, an involuntary petition is filed against DOLLAR under any such chapter and is not dismissed within sixty (60) days of such filing, or a receiver or any regulatory authority takes control of DOLLAR.

     (iii) Either Party may, by giving written notice to the other Party, suspend its obligations under this Agreement during any period that any material representation or warranty made by the other Party pursuant to Section 3 hereof would have been inaccurate in any material respect if it had been made by the other Party during such period if such inaccuracy would have a material adverse effect on the other Party during such period.

     (iv) [* * *].

     (v) [* * *].

     (vi) In the event of an act of God or other natural disaster which makes the carrying out of this Agreement impossible, or if a party's performance hereunder is rendered illegal or materially adversely affected by reason of changes in Law (either federal or state) applicable to the Loans or to either Party hereto, or if a Party is advised in writing by any regulatory agency having or asserting jurisdiction over such Party or the Loans that the performance of its obligations under this Agreement is or may be unlawful or constitutes or may constitute an unsafe or unsound banking practice or that such activity may jeopardize such Party's standing with or applicable rating from such regulatory agency, then the Party unable to perform, or whose performance has been rendered illegal or who has been so advised by a regulatory agency, may terminate this Agreement by giving written notice at least ninety (90) days in advance of termination to the other Party, unless such changes in the Laws or communication from such regulatory agency require earlier termination, in which case termination shall be effective upon such earlier required date. Notwithstanding the foregoing, in any such event, the disabled party shall use reasonable commercial efforts to meet its obligations as set forth in this Agreement. Further, the disabled party shall promptly notify the other party in writing if it is unable to perform due to any of the above-stated reasons, the expected duration of such inability to perform, and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations in whole or in part.

     (vii) [* * *].

     (viii) [* * *].

     (ix) [* * *].


     (c) Upon termination or expiration of this Agreement, BANK shall pay DOLLAR any fees that are then due and payable under this Agreement (subject to set off as contemplated in Section 2(f) above). In order to preserve the goodwill of each Party with its customers, both Parties shall act in good faith and cooperate in order to ensure a smooth and orderly termination of their relationship and the termination of the Loan origination and marketing program contemplated hereunder. Unless prohibited by applicable Laws, or as otherwise provided in this Agreement, upon BANK's written request DOLLAR shall continue to service outstanding Loans following termination or expiration of this Agreement until all Loans are repaid or charged off in accordance with BANK Policies. Upon the termination or expiration of this Agreement, all rights herein granted to DOLLAR shall revert to BANK, and DOLLAR (except any rights it may have under Section 7(a)) shall immediately cease using the BANK Properties.

     (d) Upon the termination or expiration of this Agreement, this Agreement shall become null and void and neither Party shall have any further liability with respect thereto, except for the provisions of Sections 2(e)(iii), 2(f), 2(g), 2(h), 2(j), 4, 5(c)-(g), 6, 7, 8, 9 and 10 hereof, and any outstanding obligations to pay or remit Fees, which shall survive the termination of this Agreement.

     (e) If an Event of Default has occurred and is continuing, the non-defaulting party shall be entitled to pursue, either before or after termination, such rights and remedies as may be available at law and in equity, in addition to those rights and remedies specifically provided for under the terms of this Agreement.

     (f) Upon termination of this Agreement for any reason, BANK shall have the immediate right to obtain possession from DOLLAR of original Loan Documents, Customer Checks and proceeds.

     (g) .

     6. Notices.

     Any notice hereunder by a Party shall be given to the other Party at its address set forth below or at such other address designated by notice in the manner provided in this Section 6, by personal delivery, certified mail or private courier service, or by facsimile with a confirmation copy by first class mail, postage prepaid. Any written notice or demand to be given under this Agreement shall be duly and properly given if delivered as described in this Section 6, Such notice shall be deemed to have been given (a) when received if by personal delivery or private courier service, (b) when faxed if by facsimile, and (c) five days after mailing, if sent by certified mail; provided, however, that any notice given by a party changing its address for notice shall be deemed given only upon actual receipt by the other party. Unless otherwise agreed, notice shall be sent to the contact persons at the addresses or facsimile numbers, as the case may be, set forth below:
                            If to DOLLAR:

                                    Dollar Financial Group, Inc.
                                    1436 Lancaster Avenue -- Suite 210
                                    Berwyn, Pennsylvania 19312-1288
                                    Facsimile: (610) 296-7844
                                    Telephone: (610) 296-3400 Ext. 125

                                    Attention: Mr. Donald F. Gayhardt, President

                            with a copy to:

                                    Hilary B. Miller, Esq.
                                    112 Parsonage Road
                                    Greenwich, CT 06830-3942
                                    Facsimile: (203) 622-6264
                                    Telephone: (203) 399-1320

                            If to BANK:

                                    First Bank of Delaware
                                    Attention: Edward Haluska
                                    Brandywine Commons II
                                    1000 Rocky Run Parkway
                                    Wilmington, DE 19803
                                    Facsimile: (302) 529-5987
                                    Telephone: (302) 529-5984

                           with a copy to:

                                    First Republic Bank
                                    Attention: Paul Frenkiel, CFO
                                    1608 Walnut St., 11th Floor
                                    Philadelphia, PA 19103
                                    Facsimile: (215) 735-0508
                                    Telephone: (215) 735-4422, ext. 255

                                            and

                                    Lori L. Lasher, Esq.
                                    Reed Smith LLP
                                    2500 One Liberty Place
                                    Philadelphia, PA 19103
                                    Facsimile: (215) 851-1420
                                    Telephone: (215) 851-8136

     7. Confidentiality and Use of Customer  Information.

     (a) [* * *].

     (b) [* * *].

     (c) [* * *].

     (d) BANK and DOLLAR agree to treat in confidence the provisions of this Agreement and all documents, materials and other information related to this Agreement which shall have been obtained during the course of the negotiations leading to, and during the performance of, this Agreement (collectively, "Confidential Information"), including without limitation the reports referenced in Section 2(e), and not to communicate Confidential Information to any third party, except that Confidential Information may be provided to a regulatory agency having or asserting jurisdiction over a Party or the Loans, a Party's affiliates, as such term is defined in the Securities Exchange Act of 1934 (the "Exchange Act"),
     counsel, accountants, financial or tax advisors without the consent of the other Party; provided that such parties agree to hold such Confidential Information in confidence. As used herein, the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a Party receiving such information (a "Restricted Party"), (ii) is independently developed by a Restricted Party without violating this Agreement, (iii) was available to the Restricted Party on a non-confidential basis prior to its disclosure to the Restricted Party, (iv) becomes available to the Restricted Party on a non-confidential basis from a source other than the other Party; provided that such source is not bound by a confidentiality agreement with the other Party or otherwise prohibited from transmitting the information to the Restricted Party by a contractual, legal or fiduciary obligation or (v) is required by Law to be disclosed.

     (e) In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any Confidential Information, the Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party's compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information so furnished as a Restricted Party would reasonably exercise in assuring the confidentiality of any of its own confidential information. The parties acknowledge that DOLLAR is a public reporting company under the Exchange Act, that DOLLAR may be required to file a copy of this Agreement with the United States Securities and Exchange Commission in redacted form, and that DOLLAR may do so without being deemed in breach hereof; Dollar shall cause the filing of this Agreement to be made pursuant to a confidential treatment request in form and substance reasonably acceptable to BANK's counsel. Under no circumstances shall the economic terms of this Agreement be voluntarily disclosed by either party except as required by law.

     8. Specific Performance in the Event of Breach.

     The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a Restricted Party of its obligations under Section 7 of this Agreement and, therefore, the Parties agree that in the event of any such breach the Restricted Party, in addition to its other remedies at law or in equity, shall be entitled to an order requiring the Restricted Party to specifically perform its obligations under Section 7 of this Agreement or enjoining the Restricted Party from breaching Section 7 of this Agreement, and the Restricted Party shall not plead in defense thereto that there would be an adequate remedy at law.

     9. Miscellaneous.

     (a) Neither the existence of this Agreement or any related agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of a partnership, joint venture or agency relationship between BANK and DOLLAR. No employee of DOLLAR shall be deemed to be an employee of BANK, nor shall any employee of BANK be deemed an employee of DOLLAR.

     (b) This Agreement, together with the exhibits, if any, hereto, supersedes any negotiations, discussions or communications between BANK and DOLLAR and constitutes the entire agreement of BANK and DOLLAR with respect to the subject matter hereof.

     (c) Failure of any Party to insist, in one or more instances, on performance by any other Party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the Party alleged to have granted such waiver.

     (d) DOLLAR shall not assign any of its rights or delegate any of its obligations hereunder without BANK's prior written consent, which shall not be unreasonably withheld, in which event DOLLAR shall remain directly liable to BANK for all of DOLLAR's obligations hereunder. No permitted delegation shall be deemed to release DOLLAR from any of its obligations hereunder. BANK shall not assign any of its rights or delegate any of its obligations hereunder without DOLLAR's prior written consent, which shall not be unreasonably withheld. This
Section 9(d) shall not be deemed to apply to Section 1(c). Notwithstanding the foregoing, DOLLAR may assign this Agreement in whole or in part to an affiliate of DOLLAR, so long as DOLLAR agrees to remain directly liable to BANK for all of DOLLAR's obligations hereunder.

     (e) DOLLAR shall provide to BANK ninety (90) days' prior written notice of its intent to sell, assign or transfer its rights or obligations under this Agreement, whether voluntarily or involuntarily, to any other person. A change of control of DOLLAR, including, but not limited to, the purchase of a majority interest in DOLLAR, a merger or consolidation in which DOLLAR is not the surviving entity, or the like, shall be deemed by BANK to be a sale, assignment or transfer of DOLLAR's rights and obligations under this Agreement and subject to BANK's consent as set forth under the preceding paragraph. BANK is authorized to make such investigation of any proposed transferee or assignee as it deems necessary and may submit the identity of such proposed transferee or assignee and any other pertinent material to the regulatory agencies having jurisdiction over BANK. Any written statement from any such agency that the proposed sale, assignment or transfer is unacceptable shall entitle BANK to terminate this Agreement concurrently with the closing of such sale, assignment or transfer; a copy of any such statement or certificate shall be forthwith delivered to DOLLAR.

     (f) This Agreement is for the sole and exclusive benefit of the Parties and shall not be deemed to be for the benefit of any third party, including any Borrower, except for the indemnification of BANK Indemnified Parties and DOLLAR Indemnified Parties as provided in Section 4 hereof. Except as provided in the previous sentence, no such third party shall be deemed to be a third-party beneficiary hereunder.

     (g) The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     (h) This Agreement may be executed by the Parties in separate counterparts, each of which is an original but all of which together shall constitute one and the same document. Facsimile signatures and photocopies shall be deemed as valid as though they were originals.

     10. Choice of Law; Forum Selection; Attorneys Fees and Waiver of Jury Trial

     (a) Choice of Law. This Agreement and the rights and duties described herein shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without reference to Delaware choice of law or conflict of law rules.

     (b) Forum Selection. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     (c) Attorneys' Fees. Any person who is the successful party in any proceeding brought to enforce such party's rights under this Agreement shall be entitled to recover reasonable attorneys' fees and costs from the other party.

     (d) Waiver Of Rights To Trial By Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANYWAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, BANK and DOLLAR, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the day and year first set forth above.


 FIRST BANK OF DELAWARE             DOLLAR FINANCIAL GROUP, INC.
     ("BANK")                                        ("DOLLAR")

By:____________________________     By:___________________________

Its:____________________________    Its:___________________________

                                   Exhibit "A"

                                     Pricing

Finance Charge to Borrowers
     BANK intends to charge each Borrower a Finance Charge equal to the following dollar amounts per $100 of principal advanced, based on the residence of the Borrower:

                   [* * *].

Fees
     The Fees shall be, in respect of each $100 of principal advanced:

                   [* * *].

Deductions

                   [* * *].

                   [* * *].
     (Reference in this exhibit to particular [* * *] shall not be deemed to constitute an acknowledgement by BANK that the conditions set forth in the Agreement to the conduct by DOLLAR of marketing and servicing activities in such [* * *] have been satisfied.)